Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-253290 and 333-253280 on Form S-3 and Registration Statement Nos. 333-215193, 333-209618, 333-181752, and 333-197629 on Form S-8 of our reports dated February 18, 2022, relating to the financial statements of PPL Corporation and the effectiveness of PPL Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

February 18, 2022